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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 31, 2002


                           priceline.com Incorporated
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             (Exact name of registrant as specified in its charter)



            Delaware                     0-25581                06-1528493
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 (State or other Jurisdiction     (Commission File Number)     (IRS Employer
       of Incorporation)                                     Identification No.)



               800 Connecticut Avenue, Norwalk, Connecticut 06854
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                    (Address of principal office) (zip code)



                                   N/A
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          (Former name or former address, if changed since last report)



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ITEM 5.    OTHER EVENTS.

         On July 31, 2002, priceline.com Incorporated announced that its board of directors authorized the repurchase of up to $40 million of the company's common stock from time to time in the open market or in privately negotiated transactions. In addition, priceline.com announced that Cheung Kong (Holdings) Limited and Hutchison Whampoa Limited, who together own approximately 31% of priceline.com's outstanding common stock, had informed priceline.com that they may purchase up to an additional $40 million of priceline.com common stock in the open market or in privately negotiated transactions. Whether and when to initiate and/or complete any purchase of common stock and the amount of common stock purchased will be determined by each company in its complete discretion. Any repurchase by the company may or may not occur simultaneously or be coordinated with any purchases of common stock by Cheung Kong and Hutchison Whampoa. As of June 30, 2002, there were approximately 230 million shares of priceline.com common stock issued and outstanding.

         On July 31, 2002, priceline.com announced the promotion of several executives and the corresponding re-alignment of priceline.com's operating and management structure. The information set forth in this paragraph is qualified in its entirety by reference to the press release which is attached hereto as Exhibits 99.1 and incorporated herein by reference.

                  EXHIBITS.

                  99.1 Press release issued by priceline.com Incorporated on July 31, 2002 relating to strategic re-alignment of priceline.com senior management.








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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                PRICELINE.COM INCORPORATED




                                By:       /s/ Jeffery H. Boyd
                                          --------------------------------
                                          Name:    Jeffery H. Boyd
                                          Title:   President and Co-Chief
                                                   Executive Officer


Date:  July 31, 2002


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                                  EXHIBIT INDEX


    EXHIBIT NO.       DESCRIPTION


  99.1 Press release issued by priceline.com Incorporated on July 31, 2002 relating to strategic re-alignment of priceline.com senior management.